Exhibit 23.4
[BKD LLP LETTERHEAD]
Consent of Independent Registered Public Accounting Firm
Zila, Inc.
Phoenix, Arizona
We consent to the incorporation by reference in the registration statement of Zila, Inc. on Form S-3 (File No. 333-139967) of our report dated December 19, 2006, on the financial statements of Professional Dental Technologies, Inc. as of October 31, 2006 and 2005, and for the years ended October 31, 2006, 2005 and 2004, which is incorporated by reference in this filing on Form 8-K/A.
/s/ BKD, LLP
May 2, 2007
[LETTERHEAD BOTTOM]